Exhibit 99.1

Press Release

Contacts:
Jay Bullock Chief Financial Officer 441.278.3727	Susan Spivak Bernstein Senior Vice President, Investor Relations 212.607.8835

ARGO GROUP REPORTS NET INCOME OF $31.7 MILLION, OR $1.13 PER DILUTED SHARE

HAMILTON, Bermuda (Aug. 6, 2013) – Argo Group International Holdings, Ltd. (Nasdaq: AGII) today announced financial results for the three and six months ended June 30, 2013.

“Our results reflect another improving quarter for Argo,” said Argo Group CEO Mark E. Watson III.  “This performance was driven by better underwriting margins and strong premium growth as we continue to benefit from our recent new business and operating initiatives and from improved market conditions.”

HIGHLIGHTS FOR THE SECOND QUARTER ENDED JUNE 30, 2013:
●	Gross written premiums were $542.2 million, an increase of $68 million or 14.3%.
●	The combined ratio was 98.3% compared to 102.5% in 2012.
●	Net favorable prior-year reserve development was $12.8 million (benefiting the combined ratio by 4.0 points), compared with $4.1 million (benefiting the combined ratio by 1.5 points) in 2012.
●	Estimated pre-tax catastrophe losses were $9.7 million or 3.1 points on the combined ratio compared to $3.9 million or 1.5 points in 2012.
●	The current accident year loss ratio, excluding catastrophes, was 60.6% compared to 62.1% in 2012.
●	After-tax operating income was $20.7 million or $0.74 per diluted share.
●	Net income was $31.7 million or $1.13 per diluted share.
●	Book value per share increased to $55.73 at June 30, 2013, from $55.22 at December 31, 2012.

HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2013:
●	Gross written premiums were $980.4 million, an increase of $109.9 million or 12.6% over 2012.
●	The combined ratio was 98.8% compared to 102.9% in 2012.
●	Net favorable prior-year reserve development was $17.3 million (benefiting the combined ratio by 2.8 points), compared with $7.4 million (benefiting the combined ratio by 1.4 points) in 2012.

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Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

●	Estimated pre-tax catastrophe losses were $11.6 million or 1.9 points on the combined ratio compared to $8.0 million or 1.5 points in 2012.
●	The current accident year loss ratio, excluding catastrophes, was 59.3% compared to 61.6% in 2012.
●	After-tax operating income was $40.7 million or $1.45 per diluted share.
●	Net income was $64.4 million or $2.29 per diluted share.

OTHER HIGHLIGHTS:
●
During the quarter, the Company repurchased $17.8 million or 427,751 shares of its common stock at an average share price of $41.58, which represents 1.7% of net shares outstanding at March 31, 2013.  In the first six months of 2013, the Company repurchased $30.1 million or 753,576 shares of its common stock at an average share price of $39.91, which represents 3.0% of net shares outstanding at December 31, 2012.

●	At June 30, 2013, cash and investments totaled $4.1 billion with a net pre-tax unrealized gain of approximately $225.0 million.

Notes:
●	All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013 to stockholders of record on June 3, 2013.
●
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

●	Operating income is defined as net income excluding net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess & Surplus Lines segment reported gross premiums written of $175.8 million in the quarter, up $31.9 million, or 22.2%, from the second quarter of 2012. Growth in the quarter reflects higher premiums across virtually all units as we saw increased submission flow and modest rate increases. Net premiums written were up 17.2% from the second quarter of 2012 to $138.0 million. Underwriting income was $7.3 million for the quarter, compared to $11.3 million for the second quarter of 2012, reflecting a combined ratio of 93.2%, compared with 88.6% in the prior year quarter. The higher combined ratio primarily reflects a lower level of prior accident year reserve releases.  Net favorable prior-year reserve development was $9.2 million in the second quarter of 2013 and represented 8.5 points on the combined ratio compared to $12.4 million or 12.5 points in 2012.  Losses from catastrophes and U.S. storms were $2.6 million or 2.4 points on the combined ratio compared to $2.1 million or 2.1 points in 2012.

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For the six-month period ending June 30, 2013, gross premiums written were up 20.8% to $303.4 million, net premiums written were up 15.6% to $238.8 million, and net premiums earned rose 9.8% to $213.8 million over the same period in 2012.  For the first six months of 2013, underwriting income was $11.9 million compared to $19.5 million in the same period of 2012.  Lower underwriting income in the 2013 period reflects a higher level of favorable reserve development in the 2012 period of $21.7 million compared to $14.4 million in the same period of 2013.  The six-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 99.6% compared to 100.1% in the first six months of 2012.

Commercial Specialty

Commercial Specialty reported gross premiums written of $85.6 million in the quarter, down from $92.7 million in the same period of 2012.  The decline primarily reflects initiatives to remove underperforming accounts at Argo Insurance and Trident, partially offset by rate increases and modest growth in other business units. Net premiums written declined 11.7% to $55.0 million.  Net premiums earned were $75.3 million, down 7.3% from the year ago period. Commercial Specialty reported a $2.8 million underwriting loss, an improvement from the $14.2 million loss in the second quarter of 2012. The second quarter 2013 combined ratio of 103.8% includes 6.5 points attributable to two large losses in our public entity and commercial programs books and compares with a combined ratio of 117.4% in the second quarter of 2012.  Net favorable prior-year reserve development was $1.0 million, or 1.2 points, this quarter compared to reserve strengthening of $13.4 million, or 16.5 points, in the second quarter of 2012.  Losses from catastrophes and U.S. storms were $1.6 million or 2.1 points on the combined ratio compared to $1.8 million or 2.3 points in 2012.

For the six-month period ending June 30, 2013 gross premiums written were $191.7 million compared to $200.4 million in 2012.  Net premiums written were $126.7 million compared to $141.0 million in 2012.  Net premiums earned were $150.5 million compared to $163.2 million in 2012.  For the first six months of 2013 the segment recorded an underwriting loss of $1.8 million compared to a loss of $20.2 million in the same period of 2012.  The six-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 99.4% compared to 98.8% in the first six months of 2012.

International Specialty

International Specialty reported a 14.0% rise in gross premiums written to $96.1 million in the quarter, up from $84.3 million in the same period of 2012 due to the build out of our Brazilian operations and modestly higher premiums at Argo Re, our short-tail reinsurance operation. Net premiums written rose 16.5% to $61.5 million in the current quarter.  Net premiums earned were $36.4 million, up 23.8% from the year ago period.  The segment underwriting profit was $1.9 million compared to $7.8 million in 2012. The current quarter’s underwriting results reflects a combined ratio of 94.3%, compared with 71.1% in the second quarter of 2012.  Net favorable prior-year reserve development was $0.3 million, or 0.9 points, this quarter compared with $3.4 million, or 12.6 points, in the second quarter of 2012.  Losses from catastrophe and U.S. storms were $5.5 million or 17.1 points on the combined ratio in the current quarter due to the European floods and U.S. storms. There was no impact from catastrophes in the second quarter of 2012.

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For the six-month period ending June 30, 2013, gross premiums written were up 22.8% to $174.3 million, net premiums written were up 14.7% to $93.7 million, and net premiums earned rose 20.4% to $69.1 million.  For the first six months of 2013, the underwriting profit was $5.2 million compared to $10.5 million in the same period of 2012.  The six-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 82.2% compared to 83.8% in the first six months of 2012.

Syndicate 1200

Syndicate 1200 reported a 20.7% increase in gross premiums written of $184.9 million in the quarter, up from $153.2 million in the same period of 2012. Growth was driven by higher premium in Property and Liability business units. Net premiums written rose 5.7% to $135.9 million in the current quarter.  Net premiums earned were $107.4 million, up 33.6% from $80.4 million in the year ago period.  The segment underwriting profit was $6.9 million compared to $0.9 million in the second quarter of 2012.  The current quarter’s underwriting results reflect an improvement in the combined ratio to 93.4%, compared with 98.9% in the second quarter of 2012.  Net favorable prior-year reserve development was $1.3 million, or 1.2 points, this quarter compared with $1.9 million, or 2.4 points, in the second quarter of 2012.  There was no impact from catastrophes in the current quarter or in the second quarter of 2012.

For the six-month period ending June 30, 2013, gross premiums written were up 12.6% to $311.0 million, net premiums written were up 21.6% to $210.0 million, and net premiums earned rose 30.9% to $198.3 million.  For the first six months of 2013 the underwriting profit was $12.9 million compared to a loss of $1.5 million in the same period of 2012.  The six-month 2013 combined ratio, excluding catastrophe losses and reserve development, was 95.2% compared to 102.5% in the first six months of 2012.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, August 7, 2013, starting at 11 a.m. EDT (Noon ADT).

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can access the call by phone by dialing (877) 261-8990 (pass code: 35329504).  Callers dialing from outside the U.S. and Canada can access the call by dialing (847) 619-6441 (pass code: 35329504).

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts.  In addition, a telephone replay of the call will be available through August 14, 2013, to callers from inside the U.S. and Canada by dialing (888) 843-7419 (pass code: 3532 9504#).  Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (630) 652-3042 (pass code: 3532 9504#).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (Nasdaq: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications), and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Total investments	$3,985.4	$4,200.7
Cash and cash equivalents	102.0	95.8
Accrued investment income	27.4	30.3
Receivables	1,698.3	1,681.9
Goodwill and intangible assets	242.5	245.3
Deferred acquisition costs	111.9	99.4
Ceded unearned premiums	239.7	193.6
Other assets	168.1	141.9
Total assets	$6,575.3	$6,688.9

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,233.9	$3,223.5
Unearned premiums	809.7	730.2
Ceded reinsurance payable	420.7	612.1
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	64.0	63.8
Junior subordinated debentures	193.3	193.3
Other liabilities	218.8	208.1
Total liabilities	5,084.2	5,174.8

Total shareholders' equity	1,491.1	1,514.1
Total liabilities and shareholders' equity	$6,575.3	$6,688.9

Book Value per common share (unaudited)	$55.73	$55.22	(1)

(1) Book Value per common share adjusted for 10% stock dividend.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Gross Written Premiums	$542.2	$474.2	$980.4	$870.5
Net Written Premiums	390.2	361.5	669.2	602.7

Earned Premiums	327.5	290.2	631.7	567.5
Net Investment Income	25.3	30.0	53.2	61.4
Net Realized Investment Gains/(Losses)	11.0	(2.7)	20.5	10.4
Fee Income, net	0.2	0.5	0.2	1.8
Total Revenue	364.0	318.0	705.6	641.1

Losses and Loss Adjustment Expenses	192.7	175.8	363.2	341.6
Other Reinsurance-Related Expenses	4.7	6.9	9.8	13.8
Underwriting, Acquisition and Insurance Expenses	124.6	114.6	251.3	228.3
Interest Expense	5.1	5.5	10.0	11.2
Foreign Currency Exchange (Gain)/Loss	(5.9)	(9.8)	(9.0)	(6.9)
Total Expenses	321.2	293.0	625.3	588.0

Income Before Taxes	42.8	25.0	80.3	53.1
Income Tax Provision	11.1	1.0	15.9	9.5
Net Income	$31.7	$24.0	$64.4	$43.6

Net Income per Common Share (Basic)	$1.18	$0.85	$2.37	$1.53

Net Income per Common Share (Diluted)	$1.13	$0.84	$2.29	$1.51

Weighted Average Common Shares:
Basic	27.0	28.3	27.1	28.5
Diluted	28.0	28.7	28.1	28.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$175.8	$143.9	$303.4	$251.2
Net Written Premiums	138.0	117.7	238.8	206.6
Earned Premiums	108.7	98.5	213.8	194.7

Underwriting Income	$7.3	$11.3	$11.9	$19.5
Net Investment Income	11.2	13.0	22.1	26.0
Interest Expense	(1.8)	(2.0)	(3.4)	(4.3)
Operating Income Before Taxes	$16.7	$22.3	$30.6	$41.2
Loss Ratio	58.1	53.4	57.3	53.8
Expense Ratio	35.1	35.2	37.1	36.2
GAAP Combined Ratio	93.2%	88.6%	94.4%	90.0%
Commercial Specialty
Gross Written Premiums	$85.6	$92.7	$191.7	$200.4
Net Written Premiums	55.0	62.3	126.7	141.0
Earned Premiums	75.3	81.2	150.5	163.2

Underwriting Loss	$(2.8)	$(14.2)	$(1.8)	$(20.2)
Net Investment Income	6.1	7.0	12.0	13.9
Interest Expense	(0.9)	(1.4)	(1.8)	(2.8)
Fee (Expense)Income , net	(0.9)	(0.2)	(1.2)	-
Operating Income (Loss) Before Taxes	$1.5	$(8.8)	$7.2	$(9.1)

Loss Ratio	67.6	82.6	65.5	77.5
Expense Ratio	36.2	34.8	35.7	34.9
GAAP Combined Ratio	103.8%	117.4%	101.2%	112.4%
International Specialty
Gross Written Premiums	$96.1	$84.3	$174.3	$141.9
Net Written Premiums	61.5	52.8	93.7	81.7
Earned Premiums	36.4	29.4	69.1	57.4

Underwriting Income	$1.9	$7.8	$5.2	$10.5
Net Investment Income	1.7	2.8	4.0	6.9
Interest Expense	(0.8)	(1.0)	(1.6)	(2.0)
Operating Income Before Taxes	$2.8	$9.6	$7.6	$15.4
		36.0
Loss Ratio	59.7	36.0	55.2	43.5
Expense Ratio	34.6	35.1	36.9	36.6
GAAP Combined Ratio	94.3%	71.1%	92.1%	80.1%
Syndicate 1200
Gross Written Premiums	$184.9	$153.2	$311.0	$276.3
Net Written Premiums	135.9	128.6	210.0	172.7
Earned Premiums	107.4	80.4	198.3	151.5
				151.5
Underwriting Income (Loss)	$6.9	$0.9	$12.9	$(1.5)
Net Investment Income	2.8	3.7	5.6	7.6
Interest Expense	(1.0)	(0.8)	(1.7)	(1.7)
Fee Income, net	1.1	0.7	1.4	1.8
Operating Income Before Taxes	$9.8	$4.5	$18.2	$6.2

Loss Ratio	56.4	58.7	55.1	57.7
Expense Ratio	37.0	40.2	38.3	43.3
GAAP Combined Ratio	93.4%	98.9%	93.4%	101.0%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)

	Three months ended June 30,		Six months ended June 30,
Net Prior Year Development	2013	2012	2013	2012
(Favorable)/Unfavorable
E&S	$(9.2)	$(12.4)	$(14.4)	$(21.7)
Commercial Specialty	(1.0)	13.4	0.1	18.0
International Specialty	(0.3)	(3.4)	0.6	(3.6)
Syndicate 1200	(1.3)	(1.9)	(3.5)	(2.3)
Run-off	(1.0)	0.2	(0.1)	2.2
Combined	$(12.8)	$(4.1)	$(17.3)	$(7.4)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Catastrophe Losses (1)
E&S	$2.6	$2.1	$3.4	$2.2
Commercial Specialty	1.6	1.8	2.7	4.2
International Specialty	5.5	-	5.5	1.6
Syndicate 1200	-	-	-	-
Combined	$9.7	$3.9	$11.6	$8.0

(1) net of reinsurance and reinstatement premiums

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Income Before Taxes:
From Operations	$25.9	$17.9	$50.8	$35.8
Foreign Currency Exchange Gain (Loss)	5.9	9.8	9.0	6.9
Net Realized Investment Gains	11.0	(2.7)	20.5	10.4
Income Before Taxes	42.8	25.0	80.3	53.1
Income Tax Provision	11.1	1.0	15.9	9.5
Net Income	$31.7	$24.0	$64.4	$43.6

Net Income per Common Share (Diluted)	$1.13	$0.84	$2.29	$1.51

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	1.22	0.70	2.29	1.47
Foreign Currency Exchange (Gains) Loss (a)	(0.17)	(0.27)	(0.26)	(0.19)
Net Realized Investment Gains (a)	(0.31)	0.08	(0.58)	(0.29)

Operating Income per Common Share (Diluted)	0.74	0.50	1.45	0.99

(a) Per diluted share at assumed tax rate of 20%.

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